                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated October 1, 2000, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); A I M Distributors, Inc., a Delaware corporation ("AIM"), The Travelers Insurance Company, a Connecticut life insurance company, The Travelers Life and Annuity Company (collectively, the "LIFE COMPANIES") and Travelers Distribution LLC, an affiliate of LIFE COMPANIES and the principal underwriter to the Contracts ("UNDERWRITER"), is hereby amended as follows:

     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.;

     WHEREAS, on May 1, 2006, The Travelers Insurance Company was renamed MetLife Insurance Company of Connecticut and The Travelers Life and Annuity Company was renamed MetLife Life and Annuity Company of Connecticut ;

     WHEREAS, on May 1, 2006, Travelers Distribution LLC was renamed Met Life Investors Distribution LLC and on October 20, 2006, was merged with and into MetLife Investors Distribution Company, an affiliate of Life Company;

     WHEREAS, on December 7, 2007, MetLife Life and Annuity Company of Connecticut merged with and into MetLife Insurance Company of Connecticut; and

     WHEREAS, the parties desire to amend the Agreement by updating the notice provision, updating the names of the Met Life Insurance Company of Connecticut separate accounts and expanding the Funds listed in Schedule A.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amend the Agreement as follows:

     The addresses appearing in Section 9 of the Agreement shall be amended as follows:

          "AIM VARIABLE INSURANCE FUNDS
          INVESCO AIM DISTRIBUTORS, INC.
          11 Greenway Plaza, Suite 100
          Houston, Texas 77046
          Facsimile: 713-993-9185
          Attention: Peter Davidson, Esq.

          METROPOLITAN LIFE INSURANCE COMPANY
          501 Boylston Street
          Boston, MA 02116
          Attention: Alan C. Leland, Jr., Vice President

          Copy to:

          METROPOLITAN LIFE INSURANCE COMPANY
          501 Boylston Street
          Boston, MA 02116
          Attention: Law Department"

     Section 22 is hereby added to the Agreement:

                            SECTION 22. FORCE MAJEURE

     Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM Variable Insurance Funds

AIM V.I. Global Real Estate Fund - Series I
AIM V.I. International Growth Fund - Series I
AIM V.I. Mid Cap Core Equity Fund - Series II
AIM V.I. Utilities Fund - Series I

SEPARATE ACCOUNTS UTILIZING THE FUNDS

MetLife of CT Separate Account Nine for Variable Annuities
MetLife of CT Separate Account Ten for Variable Annuities
MetLife of CT Separate Account Eleven for Variable Annuities
MetLife of CT Separate Account Twelve for Variable Annuities
MetLife of CT Separate Account Thirteen for Variable Annuities
MetLife of CT Separate Account Fourteen for Variable Annuities
MetLife Insurance Company of CT Variable Annuity Separate Account 2002 MetLife Life and Annuity Company of CT Variable Annuity Separate Account 2002 MetLife of CT Fund UL III for Variable Life Insurance
MetLife of CT Separate Account CPPVUL 1 for Variable Life Insurance

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Pioneer Annuistar Flex
Pioneer Annuistar Plus
Pioneer Annuistar Value
Pioneer Annuistar
Scudder Advocate Advisor
Scudder Advocate Advisor - ST1
Scudder Advocate Rewards
Corporate Owned Variable Universal Life Insurance Policies (COLI, COLI - Series 2, COLI III, COLI IV, COLI 2000, Corporate Select)
Corporate Owned Private Placement Variable Universal Life Insurance Policies (COLI PPVUL)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 28, 2008.

                                        AIM VARIABLE INSURANCE FUNDS


Attest:                                 By:
       ------------------------------       ------------------------------------
Name: Peter Davidson                    Name: Carolyn Gibbs
Title: Assistant Secretary              Title: Assistant Vice President


                                        INVESCO AIM DISTRIBUTORS, INC.


Attest:                                 By:
       ------------------------------       ------------------------------------
Name: Peter Davidson                    Name: John S. Cooper
Title: Assistant Secretary              Title: President


                                        METLIFE INSURANCE COMPANY OF
                                        CONNECTICUT, on behalf of itself and its separate accounts


Attest:                                 By:
       ------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        METLIFE INVESTORS DISTRIBUTION COMPANY


Attest:                                 By:
       ------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


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